

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from the balance sheet as of September 30, 1997 and the statements of operations for the three and nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS                    9-MOS
<FISCAL-YEAR-END>                         DEC-31-1997              DEC-31-1997
<PERIOD-START>                            JUL-01-1997              JAN-01-1997
<PERIOD-END>                              SEP-30-1997              SEP-30-1997
<CASH>                                         56,799                   56,799
<SECURITIES>                                    6,058                    6,058
<RECEIVABLES>                                   2,748                    2,748
<ALLOWANCES>                                      315                      315
<INVENTORY>                                         0                        0
<CURRENT-ASSETS>                               66,518                   66,518
<PP&E>                                          5,347                    5,347
<DEPRECIATION>                                  2,172                    2,172
<TOTAL-ASSETS>                                 70,533                   70,533
<CURRENT-LIABILITIES>                          10,550                   10,550
<BONDS>                                             0                        0
<PREFERRED-MANDATORY>                               0                        0
<PREFERRED>                                         0                        0
<COMMON>                                          167                      167
<OTHER-SE>                                     58,320                   58,320
<TOTAL-LIABILITY-AND-EQUITY>                   70,533                   70,533
<SALES>                                        10,208                   29,602
<TOTAL-REVENUES>                               14,215                   41,571
<CGS>                                               0                        0
<TOTAL-COSTS>                                       0                        0
<OTHER-EXPENSES>                               17,890                   51,515
<LOSS-PROVISION>                                    0                        0
<INTEREST-EXPENSE>                                 13                       58
<INCOME-PRETAX>                               (2,814)                  (8,792)
<INCOME-TAX>                                        0                        0
<INCOME-CONTINUING>                           (2,814)                  (8,792)
<DISCONTINUED>                                      0                        0
<EXTRAORDINARY>                                     0                        0
<CHANGES>                                           0                        0
<NET-INCOME>                                  (2,814)                  (8,792)
<EPS-PRIMARY>                                   (.17)                    (.61)
<EPS-DILUTED>                                   (.17)                    (.61)

1. These financial statements should be read in conjunction with the Company's Form S-1 (No. 333-24341) filed with the SEC.

2. See the Company's Form S-1 (No. 333-24341) for a description of the Conversion from Peapod LP to the Company effected on May 31, 1997.

3. On June 16, 1997 the Company closed an initial public offering of 4,000,000 shares of Common Stock at $16.00 per share.

4. SEC Staff Accounting Bulletin No. 83 has been applied in calculating EPS.

